Exhibit 10.1

$200,000.00	September 27, 2022
Irvine, California

RIDGEFIELD ACQUISITION CORP.

REVOLVING PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, Ridgefield Acquisition Corp., a Nevada corporation (“Borrower”), promises to pay to the order of Qualstar Corporation, a California corporation (hereafter, together with any holder hereof, called “Lender”), immediately upon demand by Lender made at any time on or after December 31, 2024 (the “Maturity Date”) (in accordance with the terms herein) at such place as Lender may designate in writing to Borrower, in lawful money of the United States of America, and in immediately available funds, such amount as may from time to time be advanced by Lender to Borrower pursuant to an Advance (as defined below) hereunder, plus interest as hereinafter provided. Such Advances may be endorsed from time to time on the Schedule of Advances attached hereto but the failure to make such notations shall not affect the validity of Borrower’s obligation to repay unpaid principal and interest hereunder.

Subject to the terms hereof, Lender may, in its absolute discretion, but shall not be required to, make advances of funds available hereunder (each, an “Advance” and collectively, the “Advances”) to Borrower, up to a maximum principal amount of $200,000.00 (the “Maximum Amount”). Borrower shall give Lender irrevocable written notice requesting an Advance at least five (5) business days before the date on which Borrower wishes to receive the Advance (unless a shorter period is consented to by Lender). Notwithstanding any term or provision of this Note that may be construed to the contrary, at no time shall Lender be required to make an Advance hereunder if (a) an Event of Default (as defined below) shall have occurred; or (b) the Lender determines, in its absolute discretion, not to make such Advance.

From and after the date hereof (until maturity or default as hereinafter provided), interest shall accrue on the principal amount of this Note that is outstanding from time to time at a rate per annum equal to ten percent (10.0%), compounded quarterly. Interest shall be payable quarterly, on the last business day of each calendar quarter commencing with the calendar quarter ended December 31, 2022. Interest shall be computed on the daily outstanding principal balance hereunder on the basis of a 360 day year, as the case may, counting the number of actual days elapsed. Interest shall accrue and be payable quarterly. The principal balance of all Advances then outstanding, together with all accrued but unpaid interest thereon shall be due and payable on the Maturity Date or on such earlier date on which the maturity hereof is accelerated pursuant to the provisions hereof.

From and after the occurrence of an Event of Default, interest shall accrue on any amounts past due hereunder (whether by acceleration, maturity or otherwise) at a rate equal to three percent (3%) per annum in excess of the interest rate otherwise payable hereunder. All such interest accruing on amounts past due hereunder shall be due and payable on demand.

The loan represented by this Note is a revolving credit line such that, during the term hereof, Borrower may borrow (if Lender agrees to loan), repay and re-borrow (if Lender agrees to loan) from time to time hereunder, subject to the terms and conditions set forth herein; provided, however, that the aggregate principal amount outstanding hereunder may increase or decrease, but shall never exceed the Maximum Amount. Borrower, at its option, may repay or prepay all or any portion of the outstanding principal amount on the Advances, together with all accrued and unpaid interest, at any time without penalty by giving Lender at least one (1) business day’s prior written notice of any such prepayment. All payments received by Lender shall be applied first, to fees, costs and expenses that may be due to Lender, second, to accrued and unpaid interest on the Advances and third, to the outstanding principal balance of the Advances.

Notwithstanding any provision to the contrary contained in this Note, Borrower shall not be required to pay, and Lender shall not be permitted to collect any amount of interest in excess of the maximum amount of interest permitted by law (“Excess Interest”). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Note, then in such event: (1) the provisions of this paragraph shall govern and control; (2) Borrower shall not be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender’s option, applied as a credit against the outstanding principal balance of this Note or the accrued and unpaid interest (not to exceed the maximum amount permitted by law), or refunded to the payor thereof, or any combination of the foregoing; (4) the interest rate provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the “Maximum Rate”), and this Note shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if, for any period of time, interest on this Note is calculated at the Maximum Rate rather than the applicable rate under this Note, and thereafter the Maximum Rate exceeds the applicable rate, the rate of interest payable on this Note shall become the Maximum Rate until Lender shall have received the amount of interest which Lender would have received during such period on this Note had the rate of interest not been limited to the Maximum Rate during such period.

Each of the following events shall constitute an “Event of Default” under this Note: (i) failure of Borrower to pay any principal, interest or other amount due hereunder within five (5) business days of the date due, or Borrower shall in any way fail to comply with the other terms, covenants or conditions contained in this Note, when such failure continues for a period of five (5) days following notice thereof from Lender; (ii) Borrower shall (a) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy law (as now or hereafter in effect); (b) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (c) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws; (d) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of Borrower or of a substantial part of Borrower’s property, domestic or foreign; (e) admit in writing its inability to pay its debts as they become due; (f) make a general assignment for the benefit of creditors; or (g) make a conveyance fraudulent as to creditors under any state or federal law; or (iii) a case or other proceeding shall be commenced against Borrower in any court of competent jurisdiction seeking (a) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy law (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts or (b) the appointment of a trustee, receiver, custodian, liquidator or the like for Borrower of all or any substantial part of its assets, domestic or foreign, and such proceeding shall not have been stayed or dismissed within sixty (60) days.

Upon the occurrence of an Event of Default described in clause (i) of the definition thereof, any and all of the obligations hereunder, at the option of Lender, exercisable in its sole discretion, and without demand or notice of any kind, may be immediately declared, and thereupon shall immediately be in default and due and payable and Lender may exercise any and all rights and remedies available to it at law, in equity or otherwise. Upon the occurrence of an Event of Default described in clause (ii) or (iii) of the definition thereof, any and all of the obligations hereunder, without demand or notice of any kind, shall immediately be in default and due and payable and Lender may exercise any and all rights and remedies available to it at law, in equity or otherwise. Nothing in this paragraph shall limit the right of Lender to make demand, at any time, with or without the occurrence of an Event of Default, for payment in full of all amounts due hereunder.

Borrower agrees to pay all costs and expenses (including without limitation attorney’s fees) incurred by Lender in connection with or related to this Note, or its enforcement, whether or not suit be brought.

All payments of principal, interest and other amounts to be made by Borrower under this Note shall be made without any deduction, set-off or counterclaim whatsoever. The receipt of any check or other item of payment by Lender shall not be considered a payment on this Note until such check or other item of payment is honored at the drawee bank. Lender may delay the credit of such payment until the funds become available and interest under this Note shall accrue until the funds are in fact collected.

Time is of the essence of this Note.

No delay or failure on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

All amendments to this Note, and any waiver or consent of Lender, must be in writing and signed by Lender and Borrower.

Borrower hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, and all other notices or demands of any kind or character, and to the fullest extent permitted by law, the right to invoke any statute of limitations as a defense to any demand hereunder. No delay or failure on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF CALIFORNIA, AS THE SAME MAY FROM TIME TO TIME BE IN EFFECT. BORROWER HEREBY (i) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL COURT, OR AT THE OPTION OF LENDER, ANY STATE COURT, LOCATED IN LOS ANGELES COUNTY, CALIFORNIA OVER ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS NOTE OR TO ANY MATTER ARISING THEREFROM OR RELATING THERETO; (ii) WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND CONSENTS SO THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY MESSENGER, CERTIFIED MAIL OR REGISTERED MAIL AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO BORROWER’S ADDRESS; (iii) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (iv) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (v) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LENDER OR ANY OF LENDER’S EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE IN ANY COURT OTHER THAN ONE LOCATED IN LOS ANGELES COUNTY, CALIFORNIA. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR IMPAIR LENDER’S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR LENDER’S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR BORROWER’S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

This Note inures to and binds the heirs, successors and assigns of Borrower and Lender. Lender may assign its rights under this Note. However, Borrower may not assign any rights or obligations under this Note without Lender’s prior written consent.

All notices and other communications provided for hereunder shall be in writing and shall be sent to Lender’s principal place of business or Borrower’s address set forth below its signature hereto, as the case may be. All such notices and other communications shall be effective when received.

IN WITNESS WHEREOF Borrower has executed and delivered this Note as of the date first written above.

RIDGEFIELD ACQUISITION CORP.

By: /s/	Steven N. Bronson

Name: Steven N. Bronson
Title: Chief Executive Officer
Address for notices:	3250 Retail Drive, Suite 120 - 518
Carson City, Nevada 89706-0686
Attn: Chief Executive Officer

SCHEDULE A

TO REVOLVING PROMISSORY NOTE OF RIDGEFIELD ACQUISITION CORP.

RECORD OF LOANS AND REPAYMENT OF LOANS

DATE	PRINCIPAL AMOUNT OF LOAN MADE	AMOUNT OF LOAN REPAID	AMOUNT OF INTEREST PAID	UNPAID PRINIPAL BALANCE	NOTATION OF LOAN MADE BY
9/27/2022	$20,000.00			$20,000.00	Ryan J. Hoffman